Exhibit 99.4

WorldSpace, Inc.

8515 Georgia Avenue

Silver Springs, MD 20910

December 31, 2007

To:	[Name of Noteholder]

Re:	Waiver in Connection with Proposed Yenura Financing

Ladies and Gentlemen:

WorldSpace, Inc., a Delaware corporation (the “Company”), desires to enter into a Facility Agreement (the “Facility Agreement”) with Yenura Pte Ltd. (“Yenura”) in the form attached hereto as Exhibit A pursuant to which Yenura has agreed to make available up to $40 million, from time to time pursuant to draw down notices issued on or prior to January 31, 2008 at the Company’s request, in consideration for the issuance of certain subordinated convertible notes in the principal amount of each draw down under the Facility Agreement.

Yenura’s obligation to provide funding under the Facility Agreement will be subject to, inter alia, the receipt of certain waivers (the “Waivers”) from the holders of the Company’s Secured Notes, each dated as of June 1, 2007 (“Secured Notes”) and from the holders of the Company’s Amended and Restated Convertible Notes, each dated as of June 1, 2007 (“Convertible Notes”).

Specifically, Yenura and the Company are seeking the following Waivers:

1. A waiver by the holders of the Convertible Notes of Section 2(d) of that certain letter agreement dated December 30, 2004 (the “Letter Agreement”) entered into by Yenura and Noah A. Samara (“NAS”) in favor of the holders of the convertible notes for which the present Convertible Notes were exchanged. Section 2(d), by its terms, prohibits the Company or any of its subsidiaries from incurring any indebtedness owed to Yenura and/or NAS until the earlier of (i) December 30, 2007 or (ii) the date the Convertible Notes are no longer outstanding.

2. A waiver by the holders of the Secured Notes of the application of Section (7) Mandatory Prepayments of each such Secured Note in connection with the receipt by the Company of up to $40 million from Yenura pursuant to the terms of the Facility Agreement if and only to the extent the Company issues draw down notices to Yenura requesting funds under the Facility Agreement. In the absence of this waiver, it is understood that the Company would be required to pay over to the holders of the Secured Notes all of the proceeds of any loan or proceeds of the sale of any securities (including all monies advanced under the Facility Agreement from Yenura) as a prepayment of the aggregate outstanding amounts of all such Secured Notes, in accordance with the terms of such Secured Notes.

In consideration for the foregoing waivers the Company hereby agrees: (i) to make a prepayment to each of the holders of the Secured Notes (pro-rata in accordance with the then outstanding principal amount of the Secured Notes) in the total aggregate amount of $10 million as follows: (x) not less than $5 million to be paid within one business day of the date on which the Company has first received an aggregate of $20 million under the Facility Agreement which such payment shall be made on or before January 31, 2008 and (y) the remainder of the $10 million obligation on or before January 31, 2008 and (ii) that the definition of the term “Permitted Senior Basket” appearing in each of the Secured Notes and each of the Convertible Notes is hereby amended to read in its entirety as follows: ‘“Permitted Senior Basket” means an amount equal to (i) $75,000,000 minus (ii) the aggregate principal amount then outstanding under the Bridge Notes.’

The undersigned acknowledges and agrees that the Company is relying upon this letter agreement in connection with its draw down of funds under the Facility Agreement from Yenura and, consequently, this letter agreement may not be amended or modified without the prior written consent of the Company and the undersigned.

The Company acknowledges and agrees that this letter agreement is strictly limited to the specific waivers requested and purposes for which it is requested and shall only be effective when counterpart letter agreements have been signed by the Company and each of the holders of the Secured Notes and Convertible Notes. Except for the specific waivers provided for in the letter agreements with each such holder, none of the provisions of the Letter Agreement or any of the Secured Notes have been or are intended to be altered, amended, changed, supplemented or waived in any respect and, except as specifically provided herein, all such provisions of the Letter Agreement and each of the Secured Notes remain enforceable in accordance with their terms.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any person with respect to any amendment, settlement or waiver (each, a “Settlement Document”) relating to the Waivers, is or will be more favorable to such person than those of the undersigned and this letter agreement shall be, without any further action by the undersigned or the Company, deemed amended and modified in an economically and legally equivalent manner such that the undersigned shall receive the benefit of the more favorable terms contained in such Settlement Document. Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions as the undersigned may reasonably request to further effectuate the foregoing.

The Company hereby agrees and acknowledges that its representations and warranties set forth in Article IV of the Facility Agreement shall be for the benefit of the undersigned as third party beneficiaries.

All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each of the undersigned parties hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each of the undersigned parties hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this letter agreement (as noted underneath their signature lines) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH THE UNDERSIGNED PARTIES HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS LETTER AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

The Company agrees to reimburse the undersigned for its reasonable legal fees and expenses in connection with the preparation and negotiation of this letter agreement and the related documents by paying such amount to Schulte Roth & Zabel LLP.

If you are in agreement with the terms hereof, please sign one copy of this agreement and deliver it (by facsimile, with hard copy to follow) to: WorldSpace, Inc., 8515 Georgia Avenue, Silver Springs, MD 20910, facsimile: (301) 960-2215, Attention: Donald Frickel, Esq.

Thank you.

Very truly yours,

WORLDSPACE, INC.

By:	/s/ Sridhar Ganesan
Name:	Sridhar Ganesan
Title:	Executive Vice President–Chief Financial Officer

Address for Notice:	WorldSpace, Inc.
8515 Georgia Avenue
Silver Springs, MD 20910
Fax: (301) 960-2215
Attention: Donald Frickel

ACKNOWLEDGED AND AGREED:

Investor: [Name of Investor]

By:
Name:
Title:

Address for Notice